EX-99.77Q1

SUB-ITEM 77Q1: EXHIBITS

(a) Certificate of Amendment for the Alger Retirement Fund (the "Fund") dated February 25, 2002, and filed March 1, 2002, changing the name of the Fund to The Alger Institutional Fund, and also making similar changes to the underlying portfolios of the Fund.


















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                           THE ALGER RETIREMENT FUND
                   (HEREAFTER "THE ALGER INSTITUTIONAL FUND")

                            CERTIFICATE OF AMENDMENT

     The undersigned, being the Secretary of The Alger Retirement Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust, dated July 14, 1993, as amended (hereinafter, as so amended, referred to as the "Declaration of Trust"), and the affirmative vote of a Majority of the Trustees at a meeting duly called and held on February 5, 2002, the Declaration of Trust is amended as follows:

         1. Section 1.1 of the Declaration of Trust is hereby amended to change the name of the Trust to "The Alger Institutional Fund."

         2. The names of the Portfolios established by Section 6.2 of the Declaration of Trust by the Certificates of Designation filed August 18, 1993 and December 1, 2000 are hereby amended to be as follows:

                  Alger Small Cap Institutional Portfolio
                  Alger MidCap Growth Institutional Portfolio
                  Alger LargeCap Growth Institutional Portfolio
                  Alger Capital Appreciation Institutional Portfolio
                  Alger Balanced Institutional Portfolio
                  Alger Socially Responsible Growth Institutional Portfolio

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this 25th day of February, 2002.


                                               /s/ DOROTHY G. SANDERS
                                               ----------------------
                                               Dorothy G. Sanders
                                               Secretary


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                                ACKNOWLEDGEMENT


STATE OF NEW YORK ________)
                          )ss.
COUNTY OF NEW YORK _______)

                                                               February 25, 2002



     Then personally appeared the above-named Dorothy G. Sanders and acknowledged the foregoing instrument to be her free act and deed.

     Before me,

                                       /s/ Eric Sanders
                                       -------------------------------
                                       Notary Public
                                       My commission expires: 5-6-2002


                                                 ERIC SANDERS
                                       Notary Public, State of New York
                                               No. O2SA5059856
                                         Qualified in New York County
                                       Commission Expires May 6, 2002